                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 8                                    Trade Date: 2/20/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 2/23/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is February 21, 2001




         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAH7               $980,000.00                5.1%                  2/15/06                 100%

    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------        -------------             --------------------------------
        8/15/01                    Yes                     No                                N/A
     semi-annually


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
      $970,445.00                $9,555                  $1.50               ABN AMRO Inc.